Exhibit 99.1

TANGOE, INC. RECEIVES NASDAQ LETTER RELATED TO DELAY IN FILING FORM 10-K

ORANGE, Conn., March 24, 2016 — Tangoe, Inc. (NASDAQ: TNGO), a leading global provider of IT Expense Management (ITEM) software and related services, today announced that, as expected and in connection with the Company’s previously announced delay in the filing of its Annual Report on Form 10-K for 2015, it has received a letter from NASDAQ stating the Company is not in compliance with Listing Rule 5250(c)(1). This rule requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission.

The NASDAQ notification letter specifies that the Company has until May 20, 2016 to submit a plan to regain compliance with this listing requirement. The Company’s common stock will continue to trade on the NASDAQ Global Select Market pending NASDAQ’s review of the plan of compliance.

As previously announced on March 7, 2016, the Company will restate its financial statements for the years 2013 and 2014, and the first three quarters of 2015.  The Company is diligently pursuing completion of the restatement and intends to file its 10-K for 2015 as soon as reasonably practicable.

About Tangoe

Tangoe (NASDAQ:TNGO) is a leading global provider of IT Expense Management software and services to a wide range of global enterprises and service providers. The Matrix is Tangoe’s technology and services platform designed to help companies transform the management of IT assets, services, expenses and usage to create business value, increase efficiency and deliver a positive impact to the bottom line.

Tangoe is a registered trademark of Tangoe, Inc.

Forward-looking statements

Except for statements of historical fact, the matters discussed herein are “forward-looking statements” within the meaning of the applicable securities laws and regulations. The words “estimates”, “expects” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements, including statements regarding Tangoe’s plans to comply with the continued listing requirements of The NASDAQ Stock Market and file an Annual Report on Form 10-K for 2015, involve risks and uncertainties which may cause actual results to differ materially from those stated here. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the outcome of NASDAQ’s review of Tangoe’s plan of compliance, and the timing and outcome of any NASDAQ decision. Forward-looking statements reflect management’s analysis as of the date hereof. The

Company does not undertake to revise these statements to reflect subsequent developments.

Investor Contact:

Seth Potter

ICR, Inc.

646.277.1230

investor.relations@tangoe.com

Media Contact:

Shannon Cortina

Tangoe, Inc.

732.637.2010

shannon.cortina@tangoe.com

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